Exhibit 1.1


                    Securitized Asset Backed Receivables LLC

                                $[_____________]
                                  (Approximate}

                       [ __________________ ] Owner Trust

                               Series 200_-_ Notes

                         FORM OF UNDERWRITING AGREEMENT

                                                          ______________, 200_

Barclays Capital Inc.
c/o Barclay's Bank PLC
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

            Securitized Asset Backed Receivables LLC, a Delaware limited liability company (the "Company") proposes to sell to Barclay's Capital Inc. ("Barclays") [and __________________ ("_____" and together with Barclays, the "Underwriters")], pursuant to this agreement ("Agreement"), [_____] Asset Backed Notes, Series 200_-_ (the "Offered Notes") issued by [_______] Owner Trust 200_-_, a Delaware business trust (the "Owner Trust" or the "Issuer"). The Owner Trust will be formed pursuant to a trust agreement, to be dated as of [______________], 200_ (the "Owner Trust Agreement"), among the Company, as depositor, [_________], as owner trustee (the "Owner Trustee"), ____________________, as paying agent ("____________," and in such capacity, the
"Paying Agent") and _______________ ("________" or the "Transferor"). The Notes will be secured by the assets of the Owner Trust, which is primarily comprised of a pool (the "Pool") of [______________] (the "[_____________________]") as
described in the Prospectus (as hereinafter defined). The [______________] will be sold by the Company to the Owner Trust pursuant to a sale and servicing agreement, to be dated as of ___________, 200_ (the "Sale And Servicing Agreement"), among the Owner Trust, as issuer, the Company, as depositor, [______________], as indenture trustee (in such capacity, the "Indenture Trustee"), and [______________], as master servicer and transferor. The [______________] will be sold by [______________] to the Company pursuant to a mortgage loan purchase agreement, to be dated as of [______________], 200_ (the "Purchase Agreement"), between the Company, as depositor, and [______________], as transferor. The Notes will be issued pursuant to an indenture, to be dated as of [______________], 200_ (the "Indenture"), between the Owner Trust and the Indenture Trustee. Reference is hereby made to (i) an indemnification and contribution agreement, dated [______________], 200_ (the "Indemnification And Contribution Agreement"), among the Company, the Underwriters and [______________], (ii) an administration agreement, to be dated as of [______________], 200_ (the "Administration Agreement"), among the Owner Trust, [______________] (in such capacity, the "Administrator") and ___________ and
(iii) a custodial agreement, to be dated as of [______________], 200_ (the "Custodial Agreement"), among [______________], the Company and [______________]
(in such capacity, the "Custodian"). The [_________________] Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Owner Trust Agreement, the Indemnification and Contribution Agreement, the Custodial Agreement, the Administration Agreement and this Agreement are collectively referred to herein as the "Transaction Documents." The Notes are described more fully in the Prospectus (as hereinafter defined). Only the Offered Notes are being sold pursuant to this Agreement.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-______) for the registration of the Notes under the Securities Act of 1933 (the "1933 Act"), which registration statement has become effective and copies of which, as amended to the date hereof, have been delivered to each of the Underwriters. The Company proposes to file with the Commission pursuant to Rule 424(b)(5) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a prospectus supplement, dated [______________], 200_ (the "Prospectus Supplement"), to the prospectus, dated [______________], 200_, included in such registration statement, relating to the Offered Notes and the method of distribution thereof. Such registration statement on Form S-3, including exhibits thereto, as amended as of the date hereof, is hereinafter called the "Registration Statement"; and such prospectus, supplemented by the Prospectus Supplement or further supplement relating to the Offered Notes, is hereinafter called the "Prospectus".

            Section 1. Representations and Warranties.

            (a) The Company represents and warrants to the Underwriter[s] as follows:

            (i) The Registration Statement, as amended as of the effective date thereof (the "Effective Date") and the Prospectus, as of the date thereof, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, as of the Effective Date, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date thereof, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus (A) arising from or included in [______________] Information (as defined in the Indemnification and Contribution Agreement) or

                    (B) made in reliance upon and in conformity with information furnished to the Company in writing by [each of] the Underwriter[s] expressly for use in the Registration Statement or Prospectus. The Company and the Underwriter[s] hereby acknowledge that only the statements set forth in the [____] paragraph of the cover of the Prospectus Supplement (other than the [____] sentence), under the caption "Underwriting" in the Prospectus Supplement (other than the [____] paragraph and the [____] sentence of the [____] paragraph under such caption) and the Underwriter Information (as defined in Section 8(k)) contained in any Furnished Term Sheets (as defined in Section 8(d)), constitute statements made

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in reliance upon and in conformity with information furnished to the Company in writing by [each of] the Underwriter[s] expressly for use in the Registration Statement, or Prospectus (such statements being collectively referred to as "Underwriter Statements").

            (ii) Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, in either case which would materially and adversely affect the Company's ability to perform its obligations hereunder or under the Transaction Documents to which it is a party.

            (iii) The Company has been duly incorporated and is validly existing as limited liability company in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under the Transaction Documents to which it is a party; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material and adverse effect on the Company's ability to perform its obligations hereunder or under any Transaction Document to which the Company is a party.

            (iv) The Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party, or to which any of the property or assets of the Company may be subject, or by which it or any of them may be bound; and the issuance and sale of the Notes to [each of] the Underwriter[s], the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

            (v) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might materially and adversely affect Company's ability to perform its obligations hereunder or

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      under the Transaction Documents to which it is a party; all pending legal or governmental proceedings to which the Company is a party or of which its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

            (vi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Notes hereunder, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Notes by the Underwriter[s] and any recordation of the respective assignments of the [Loans][Receivables] to the Indenture Trustee pursuant to the Indenture that have not yet been completed.

            (vii) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to perform its obligations hereunder or under any Transaction Document to which the Company is a party, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Company to perform its obligations hereunder or under the Transaction Documents.

            (viii) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of such Transaction Documents that purport to provide indemnification from securities law liabilities.

            (ix) At the time of the execution and delivery of the Sale and Servicing Agreement, the Company (i) will have good and marketable title to the [_________________] being transferred by it to the Owner Trust pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), to the extent good and marketable title to the [_________________] is transferred to the Company, free and clear of all Liens, by the Transferor, and (ii) will have the power and authority to transfer such [_________________] to the Owner Trust, and upon execution and delivery of the Sale and Servicing Agreement by the Owner Trust and the Transferor, the Owner Trust will have acquired ownership of all of the Company's right, title and interest in and to the related [_________________].

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            (x) At the Closing Date, the Notes will be rated not lower than
      "____" by _________ ("______") and "____" by ________________ ("______").

            (xi) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Documents to which it is a party and the Offered Notes have been paid or will be paid at or prior to the Closing Date.

            (b) Any certificate signed by any officer of the Company and delivered to the Underwriter[s] or [its/their] counsel shall be deemed a representation and warranty by the Company to the Underwriter[s] as to the matters covered thereby.

            Section 2. Purchase And Sale. Subject to the terms and conditions herein set forth and in reliance upon the representations and warranties herein contained, the Company agrees to sell to [each of] the Underwriter[s], and [each of] the Underwriter[s] agrees, severally and not jointly, to purchase from the Company, at a purchase price set forth on Schedule A hereto, the principal amount of the Offered Notes set forth on Schedule A hereto.

            Section 3. Delivery And Payment. Payment of the purchase price for, and delivery of, the Offered Notes to be purchased by the Underwriter[s] shall be made at the office of Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 10:00 A.M. New York City time, on __________, 200_, which date and time may be postponed by agreement between you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company in immediately available federal funds wired to such bank as may be designated by the Company, against delivery of the Offered Notes or with respect to payments to be made by Barclays, at the Company's option, by appropriate notation of an inter-company transfer between affiliates of ___________________. The Offered Notes shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Date. The Offered Notes will be made available for examination and packaging by you not later than 10:00 A.M. on the last business day prior to Closing Date.

            Section 4. Covenants Of The Company. The Company covenants with each of the Underwriters as follows:

            (a) The Company will give the Underwriter[s] notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriter[s] in connection with the offering of the Offered Notes which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you shall reasonably object.

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            (b) The Company will cause the Prospectus to be transmitted to the
Commission for filing pursuant to Rule 424(b)(5) under the 1933 Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

            (c) The Company will deliver to the Underwriter[s] as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriter[s] a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

            (d) The Company will furnish to [each of] the Underwriter[s], from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as [each of] the Underwriter[s] may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

            (e) If during the period after the first date of the public offering of the Offered Notes in which a prospectus relating to the Offered Notes is required to be delivered under the 1933 Act, any event shall occur as a result of which it is necessary, in the opinion of counsel for you, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for you) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriter[s] a reasonable number of copies of such amendment or supplement.

            (f) The Company will endeavor to arrange for the qualification of the Offered Notes for sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

            (g) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter[s] for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by [him/them] in connection with qualification of the Offered Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter[s] ha[ve/s] reasonably requested and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the

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Underwriter[s]. Except as herein provided, the Underwriter[s] shall be responsible for paying all costs and expenses incurred by each including the fees and disbursements of counsel, in connection with the purchase and sale of the Offered Notes.

            (h) If, during the period after the Closing Date in which a prospectus relating to the Offered Notes is required to be delivered under the 1933 Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes is in effect, the Company will immediately advise the Underwriters of the issuance of such stop order. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            Section 5. Conditions Of Underwriter[S]' Obligations. The Underwriter[s]' obligation to purchase the Offered Notes shall be subject to the following conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the Company's knowledge, threatened by the Commission.

            (b) At the Closing Date the Underwriter[s] shall have received:

            (i) The favorable opinion, dated as of the Closing Date, of [_________] General Counsel for the Company, in form and substance satisfactory to the Underwriter[s].

            (ii) The favorable opinion, dated as of the Closing Date, of Cadwalader, Wickersham & Taft LLP, counsel for the Company, in form and substance satisfactory to the Underwriter[s].

            (c) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus [and the Private Placement Memorandum], any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Underwriter[s] shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Date, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (d) On the Closing Date counsel for the Underwriter[s] shall have been furnished with such other documents and opinions as counsel may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all

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proceedings taken by the Company in connection with the issuance and sale of the
Offered Notes as herein contemplated shall be satisfactory in form and substance to the Underwriter[s] and counsel for the Underwriter[s].

            If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter[s] by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

            Section 6. Indemnification. The Company and each of the Underwriters agree that:

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (a) arising from or included in the ____________ Information, (b) made in the Underwriter Statements or (c) arising out of or based upon the failure of any Underwriter to comply with any provision of Section 8.

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provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (a) arising from or included in the [_________________] Information, (b) made in the Underwriter Statements or (c) arising out of or based upon the failure of any Underwriter to comply with any provision of Section 8.

            (b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Underwriter Statements or (ii) the failure of such Underwriter or any member of its selling group to comply with any provision of Section 8. Only the Underwriter who failed to comply with Section 8 shall have the foregoing obligations for such failure, provided however, that each such Underwriter shall have the foregoing obligations for any such failure by any member of its selling group.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise then on account of this indemnity agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate (jointly with any other indemnifying party similarly notified) with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (iv) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party). Unless it shall assume the defense of

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any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If any indemnifying party assumes the defense of any proceeding, it shall not settle, compromise or consent to the entry of any judgment with respect thereto if indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes any unconditional release of each indemnified party from all liability arising out of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Each Underwriter will indemnify and hold harmless each other Underwriter and each person, if any, who controls each such Underwriter within the meaning of either the 1933 Act or the 1934 Act (a "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages or liabilities, joint or several, to which such Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact contained in any computational or other written materials developed by, mailed or otherwise transmitted by such indemnifying Underwriter or any member of its selling group, in connection with the Offered Notes or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of Section 8, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and [each/the] Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and [each/the] Underwriter, as incurred, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and [each/the] Underwriter on the other from the offering of the Offered Notes but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted on such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of [each/the] Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or by such Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) or willful failure to comply with
Section 8 shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or failure to comply with Section 8 hereto, as the case may be. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were sold to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            Section 7. Default By An Underwriter.

            (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement and the aggregate principal amount of Offered Notes that such defaulting Underwriter [or Underwriters] agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Notes that the Underwriter[s] [is/are] obligated to purchase on the Closing Date, the non-defaulting Underwriters may make arrangements for the purchase of the Offered Notes which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriter[s]. If any Underwriter [or Underwriters] so default and the aggregate principal amount of Offered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Notes that the Underwriter[s] [is/are] obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Underwriter[s] and the Company for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 4(h) and except that the provisions of Sections 6 and 8 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter[s]" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7 purchases Notes which a defaulting Underwriter agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company [or any non-defaulting Underwriter] for damages caused by its default. If other persons are obligated or agree to purchase the Notes of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of the counsel for the Company or counsel for the Underwriter[s] may be necessary in the Registration Statement and/or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and/or the Prospectus that effects any such changes.

            Section 8. Computational Materials And Abs Term Sheets. (a) The parties acknowledge that, subsequent to the date on which the Registration Statement became effective and up to and including the date on which the

Prospectus with respect to the offered Notes is first made available to the Underwriter[s], the Underwriter[s], including any member of its selling group, may furnish to various potential investors in Notes, in writing: (i) "Computational Materials," as defined in a no-action letter (the "Kidder No-Action Letter") issued by the staff of the Commission on May 20, 1994 to Kidder, Peabody Acceptance Corporation I, et al., as modified by a no-action letter (the "First PSA No-Action Letter") issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the "PSA") and as further modified by a no-action letter (the "Second PSA No-Action Letter," and together with the Kidder No-Action Letter and the First PSA No-Action Letter, the "No-Action Letters") issued by the staff of the Commission on February 17, 1995 to the PSA; (ii) "Structural Term Sheets," as defined in the Second PSA No-Action Letter and/or (iii) "Collateral Term Sheets," as defined in the Second PSA No-Action Letter.

            (b) In connection with the Offered Notes, [each/the ]Underwriter shall furnish to the Company, at least one business day prior to the time of filing of the Prospectus pursuant to Rule 424 under the 1933 Act, all Computational Materials used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Computational Materials, the "Furnished Computational Materials").

            (c) In connection with the Offered Notes, [each/the] Underwriter shall furnish to the Company, at least one business day prior to the time of filing of the Prospectus pursuant to Rule 424 under the 1933 Act, all Structural Term Sheets used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Structural Term Sheets, the "Furnished Structural Term Sheets").

            (d) In connection with the Offered Notes, [each/the] Underwriter shall furnish to the Company, within one business day after the first use thereof, all Collateral Term Sheets used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Collateral Term Sheets, the "Furnished Collateral Term Sheets" and together with the Furnished Structural Term Sheets, the "Furnished Term Sheets") and shall advise the Company of the date on which each such Collateral Term Sheet was first used.

            (e) The Company shall cause to be filed with the Commission one or more current reports on Form 8-K (collectively, together with any amendments and supplements thereto, the "8-KS," and each an "8-K") with respect to all Furnished Computational Materials and Furnished Term Sheets used by an Underwriter or any member of its selling group such that such Underwriter may avail itself of the relief granted in the No-Action Letters. In particular, the Company shall cause to be filed with the Commission (i) all of the Furnished Computational Materials and all of the Furnished Structural Term Sheets on an 8-K prior to or concurrently with the filing of the final Prospectus with respect to the Notes pursuant to Rule 424 under the 1933 Act; and (ii) all of its Furnished Collateral Term Sheets on an 8-K not later than two business days after the first use thereof.

            (f) [Each/The] Underwriter represents and warrants to, and covenants with, the Company that as presented in any Furnished Term Sheets, the Underwriter Information

(defined below) is not misleading and not inaccurate in any material respect and that any Pool Information (defined below) contained in any Furnished Term Sheets prepared by it which is not otherwise inaccurate in any material respect is not presented in such Furnished Term Sheets prepared by it in a way that is either misleading or inaccurate in any material respect. [The/Each] Underwriter further covenants with the Company that if any Computational Materials or ABS Term Sheets (as such term is defined in the Second PSA No-Action Letter) contained in any Furnished Term Sheets are found to include any information that is misleading or inaccurate in any material respect, such Underwriter promptly shall inform the Company of such finding and provide the Company with revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be and the Company shall cause to be delivered for filing to the Commission in accordance herewith, an 8-K containing such revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be.

            (g) [Each/The] Underwriter covenants that all Computational Materials and ABS Term Sheets used by it shall contain the following legend:

            "THE INFORMATION INCLUDED HEREIN IS PRODUCED AND PROVIDED EXCLUSIVELY BY [UNDERWRITER] ("UNDERWRITER") AS UNDERWRITER FOR THE [___________] TRUST 200_-_ AND NOT BY _______ OR AS AGENT FOR
            [____________] OR ANY OF ITS AFFILIATES (COLLECTIVELY, THE "TRANSFEROR")."

            (h) [The/Each] Underwriter covenants that all Collateral Term Sheets used by it shall contain the following additional legend:

            "THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

            (i) [The/Each] Underwriter covenants that all Collateral Term Sheets (other than the initial Collateral Term Sheet) shall contain the following additional legend:

            "THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY."

            (j) Notwithstanding the foregoing, subsection 8(g) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form approved by the Company.

            (k) For purposes of this Agreement, the term "Underwriter Information" means such portion, if any, of the information contained in any Furnished Term Sheets that is not Pool Information or Prospectus Information; provided, however, that information contained in Furnished Term Sheets that is not Pool Information or Prospectus Information (as those terms are defined below) shall not constitute Underwriter Information to the extent such information is inaccurate or misleading in any material respect directly as a result of it being based on Pool Information or Prospectus Information that is inaccurate or misleading in any material respect. "Pool Information" means the information furnished to the Underwriter[s] by the Company regarding the Loans and "Prospectus Information" means the information contained in (but not incorporated by reference in) any Prospectus, provided, however, that if any information that would otherwise constitute Pool Information or Prospectus Information is presented in any Furnished Term Sheets in a way that is either inaccurate or misleading in any material respect, such information shall not be Pool Information or Prospectus Information.

            Section 9. Representations, Warranties And Agreements To Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Notes to the Underwriters.

            Section 10. Termination Of Agreement.

            (a) The Underwriter[s] may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Notes, (i) there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Underwriter[s], impracticable to market the Offered Notes on the terms and in the manner contemplated by the Prospectus, or (ii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

            Section 11. Notices. All notices and other communications hereunder shall be in writing and effective only on receipt and shall have been duly given if mailed via the U.S. Postal Service and a reputable overnight delivery service, hand delivered, sent by facsimile transmission or another reasonable and standard form of telecommunication. Notices to Barclays shall be directed to Barclays Capital Inc. at 200 Park Avenue, New York, New York 10166, Attention:
[_______], Esq.; notices to _________ shall be directed to ________________,
________________, ___________, ________________, Attention: _________________;
and notices to the Company shall be directed to it at Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, attention of the Secretary with a copy to the Treasurer; or, as to either party, such other address as may hereafter be furnished by such party to the other in writing.

            Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter[s] and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter[s] and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter[s] and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

            Section 13. Governing Law; Time; Jurisdiction; Waiver Of Objection To Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

            Section 14. Execution In Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall constitute entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                            [SIGNATURE PAGE FOLLOWS]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms.

                                       Very truly yours,

                                       SECURITIZED ASSET BACKED RECEIVABLES
                                          LLC

                                       By:
                                          ------------------------------------
                                          Name:
                                                ------------------------------
                                          Title:
                                                 -----------------------------

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC.



By:
   ------------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------

[--------------------------------]



By:
   ------------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------

                                                                     Exhibit 1.1

                                   SCHEDULE A

                                                 PURCHASE PRICE AS A PERCENTAGE
                AGGREGATE PRINCIPAL AMOUNT OF      OF THE AGGREGATE PRINCIPAL
 UNDERWRITER        NOTES TO BE PURCHASED       AMOUNT OF NOTES TO BE PURCHASED
 -----------        ---------------------       -------------------------------